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                                                                   Exhibit 10.03
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                                LEASE EXTENSION
                          MEMOREX DRIVE LLC, LESSOR &
                     CENTAUR PHARMACEUTICALS, INC., LESSEE


Centaur Pharmaceuticals, Inc. does hereby amend the terms of its three-year option to renew the following described leases until April 30, 2007, under all of the same terms and conditions of the original leases, their exhibits and their addendums:

          Lease dated 2/12/97 between Memorex Drive LLC, Lessor and Centaur Pharmaceuticals, Inc., Lessee, covering 1220 Memorex Dr. Suite 100, Santa Clara, CA commencing 5/1/97 and terminating 4/30/2004, including Addendums I and II.

          Lease dated 5/30/97 between Memorex Drive LLC, Lessor and Centaur Pharmaceuticals, Inc., Lessee, covering 1220 Memorex Dr. Suite 200 and suite 300, Santa Clara, CA commencing 7/1/97 and terminating 4/30/2004, including Addendum I.

Memorex Drive LLC does accept and approve said lease extensions under all of the terms and conditions of the original leases, exhibits, and addendums, except;

It is agreed that the first month's rent under this extension shall be equal to one hundred and five percent (105%) of the previous month's rent, and a five percent (5%) annual increase shall apply in each of the succeeding extension years.

Tenant shall have three one-year options to renew each extended leases provided
a) Lessee is not in default, and b) Lessee gives written notice to Lessor of its intent to exercise such option no later than six (6) months prior to Lease expiration. First month's rent during any option period shall be equal to the greater of 105% of the previous month's rent, or the then prevailing fair market rent for similar properties having improvements similar to those existing at the time of original possession.




Centaur Pharmaceuticals, Inc., Lessee

By:  /s/ Lucy O. Day           Title  VP Finance & CFO     Dated  7/31/00
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By: _________________________  Title ____________________  Dated ____________


Memorex Drive LLC

By:  /s/ Moosa Malek           Dated   7/26/00
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     Managing Member